Exhibit (1)(l)        Resolution of the Board of Directors of GE Life and
                      Annuity Assurance Company authorizing additional
                      Investment Subdivisions investing in shares of GE Premier
                      Growth Equity Fund of GE Investments Funds, Inc.


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                          UNANIMOUS WRITTEN CONSENT OF
                            THE BOARD OF DIRECTORS OF
                      GE LIFE AND ANNUITY ASSURANCE COMPANY


The undersigned, being all of the members of the Board of Directors of GE Life and Annuity Assurance Company of Virginia, a Virginia corporation, in lieu of a meeting held for the purpose and pursuant to the provisions of Section 13.1-685 of the Code of Virginia do hereby approve the following resolutions:

WHEREAS, The Board of Directors of the Company, pursuant to the Provisions of
Section 38.2-3113 of the Code of Virginia, adopted resolutions establishing Life of Virginia Separate Account 4 ("Separate Account 4") on August 19, 1987; and

WHEREAS, The Board of Directors adopted resolutions changing the name of the company to GE Life and Annuity Assurance Company and the name of the separate account to GE Life & Annuity Separate Account 4 on January 1, 1999; and

WHEREAS, The Company wishes to establish five additional investment subdivisions of Separate Account 4 which will invest in shares of the
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INVESTMENT SUBDIVISIONS:                           TO BE INVESTED IN:

                                                   GE INVESTMENTS FUNDS, INC.


GEI Premier Growth Equity                          Premier Growth Equity Fund
GEI Premier Growth Equity - B                      Premier Growth Equity Fund
GEI Premier Growth Equity - C                      Premier Growth Equity Fund
GEI Premier Growth Equity - D                      Premier Growth Equity Fund
GEI Premier Growth Equity - E                      Premier Growth Equity Fund


NOW, THEREFORE, BE IT RESOLVED, That the Board of Directors of the Company does hereby establish and create additional investment subdivisions of the aforementioned separate account. The new investment subdivisions shall invest in shares of a single mutual fund portfolio as set forth below:

FURTHER RESOLVED, That the President, or any Senior Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute whatever agreement or agreements may be necessary or appropriate to enable such investments to be made, and the Board of Directors hereby ratifies of any such officer in executing any such agreement prior to the date of these resolutions; and

FURTHER RESOLVED, That the President or any Senior Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute and deliver such other documents and do such acts and things as each or any of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

FURTHER RESOLVED, That these resolutions shall take effect as of May 1, 1999.

/s/ Robert D. Chinn                          /s/ Ronald V. Dolan
-------------------------                   ----------------------------
Robert D. Chinn                              Ronald V. Dolan

/s/ Selwyn L. Flournoy, Jr.                  /s/ Victor C. Moses
-------------------------                   ----------------------------
Selwyn L. Flournoy, Jr.                      Victor C. Moses

/s/ Pamela S. Schutz                         /s/ Geoffrey S. Stiff
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Pamela S. Schutz                             Geoffrey S. Stiff